LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned individuals each hereby constitutes and appoints each of Jeffery V. Curry, Chief Legal Officer of CBL & Associates Properties, Inc., a Delaware corporation (the ?Company?), and J. Tyler Overley, Vice President ? Accounting and Assistant Controller of the Company, or any of them signing singly, and with full power of substitution, as each of the undersigned?s true and lawful attorney-in-fact for the limited purposes as follows:

1.	to prepare, execute in the undersigned?s name and on the undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2.	to execute for and on behalf of the undersigned, in the undersigned?s capacity as a director of the Company, Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned?s ownership, acquisition, or disposition of securities of the Company; and

3.	to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report required by the SEC and any stock exchange or similar authority, and timely file such form or report with the SEC and any stock exchange or similar authority.

As to each of the undersigned, this Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The authorities granted by each of the undersigned hereunder are specifically limited to the matters set forth herein and no further authority is being granted by the undersigned in this instrument other than as stated herein.

IN WITNESS WHEREOF, each of the undersigned has caused this Limited Power of Attorney to be executed to be effective as of this 1st day of November, 2019.

SIGNATURES:

/s/ Michael L. Ashner
__________________________________
Michael L. Ashner